Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Garb Oil and Power Corporation (the “Company”) on Form

10-Q (SB) for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report) I, John C. Brewer, CEO and Principal Executive, Financial and Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Secion 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2008	By: /s/ John C. Brewer
John C. Brewer, President and Principal Executive,
Financial and Accounting Officer